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                                                                            EXHIBIT 99.1

Contact: Ms. Bobbi J. Roberts Vice President, Investor Relations 804.967.7879 InvestorRelations@saxonmtg.com Ms. Meagan L. Green Investor Relations Analyst 804.935.5281 InvestorRelations@saxonmtg.com

For Immediate Release

Saxon Capital, Inc. 2005 Fourth Quarter and Year End Earnings Release and Conference Call Delayed

GLEN ALLEN, VA. (February 28, 2006) – Saxon Capital, Inc. (“Saxon” or the “Company”) (NYSE: SAX), a residential mortgage lending and servicing real estate investment trust (REIT), today announced it is delaying its 2005 fourth quarter and year end earnings press release and related conference call.    The Company expects to report its complete operating results on or before March 31, 2006, and will host a conference call at that time.

Management is reviewing the Company’s application of the requirements of Statement of Financial Accounting Standards (SFAS) 133, "Accounting for Derivative Instruments and Hedging Activities” for all of the derivative transactions used in its hedging strategy to manage interest rate risks from 2001 to the third quarter of 2005.  This review includes documentation requirements under SFAS 133.

If the Company determines that it did not meet the requirements of SFAS 133, a restatement of results from 2001 to the third quarter of 2005 may be required.  Any restatement is not expected to impact the cash flows or liquidity of the Company. It is important to note the Company has not completed its review.

 “We are disappointed in this delay, but need more time to review these complex accounting issues before reporting our results," said Michael L. Sawyer, Chief Executive Officer of Saxon. "However, the delay will have no effect on our current operating and hedge strategy from an economic standpoint."

“The interpretations of how to apply SFAS 133, a quite complex standard, continue to evolve," said Robert B. Eastep, Chief Financial Officer of Saxon. "We monitor interpretations of accounting standards by regulators and accounting professionals to evaluate our accounting practices. In light of recent scrutiny as to the application of hedge accounting, we are reviewing our accounting treatment of our derivative transactions related to our hedging strategy to ensure that our financial statements adhere to SFAS 133."

About Saxon
Saxon is a residential mortgage lender and servicer that manages a portfolio of mortgage assets.  Saxon purchases, securitizes, and services real property secured mortgages and elects to be treated as a real estate investment trust (REIT) for federal tax purposes. The Company is headquartered in Glen Allen, Virginia and has additional primary facilities in Fort Worth, Texas and Foothill Ranch, California.

Saxon’s mortgage loan production subsidiary, Saxon Mortgage, Inc., originates and purchases mortgage loans through indirect and direct lending channels using a network of brokers, correspondents, and its retail lending centers.  As of September 30, 2005, Saxon’s servicing subsidiary, Saxon Mortgage Services, Inc., serviced a mortgage loan portfolio of $26.4 billion.  For more information, visit www.saxonmortgage.com.

Information Regarding Forward Looking Statements
Statements in this news release other than statements of historical fact, are “forward-looking statements” that are based on current expectations and assumptions. These expectations and assumptions are subject to risks and uncertainty, which could affect Saxon’s future plans.  Saxon’s actual results and the timing and occurrence of expected events could differ materially from its plans and expectations due to a number of factors, such as (i) changes in overall economic conditions and interest rates, (ii) Saxon’s ability to successfully implement its growth strategy, (iii) Saxon’s ability to sustain loan origination growth at levels sufficient to absorb costs of production and operational costs, (iv) continued availability of credit facilities and access to the securitization markets or other funding sources, (v) deterioration in the credit quality of Saxon’s loan portfolio, (vi) lack of access to the capital markets for additional funding, (vii) challenges in successfully expanding Saxon’s servicing platform and technological capabilities, (viii) Saxon’s ability to remain in compliance with federal tax requirements applicable to REITs, (ix) Saxon’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, (x) changes in federal income tax laws and regulations applicable to REITs, (xi) unfavorable changes in capital market conditions, (xii) future litigation developments, (xiii) competitive conditions applicable to Saxon’s industry, and (xiv) changes in the applicable legal and regulatory environment.  You should also be aware that all information in this news release is as of February 28, 2006.  Saxon undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.